Exhibit 32.1

Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 of Betawave Corporation, a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matt Freeman, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2009

/s/ Matt Freeman
Matt Freeman
Chief Executive Officer
(Principal Executive Officer)